UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

POLYMER GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14330	57-1003983
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9335 Harris Corners Parkway, Suite 300 Charlotte, North Carolina	28269
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 697-5100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 12, 2006, Polymer Group, Inc. (the “Company”) entered into Amendment No. 1, dated as of December 8, 2006, to the Credit Agreement, dated as of November 22, 2005, among the Company, as Borrower, the various lenders referred to therein, Citicorp North America, Inc. as Administrative Agent, Documentation Agent, Collateral Agent and Syndication Agent, and Citigroup Global Markets, Inc. as Sole Lead Arranger and Sole Bookrunner (the “Credit Agreement”).

The amendment provides the Company with additional financial flexibility by amending the total leverage and interest expense coverage covenants as well as the definition of several terms, including Consolidated EBITDA and Excess Cash Flow, as previously defined in the Credit Agreement. The Company was in full compliance with its Credit Agreement at the end of the third quarter ended September 30, 2006 and expects to remain in compliance for the foreseeable future.

A copy of the Company’s press release announcing the amendment is furnished as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press Release dated December 13, 2006 announcing Amendment No. 1 to Credit Agreement dated November 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

/s/ Willis C. Moore, III
Date: December 14, 2006	Willis C. Moore, III
Chief Financial Officer